SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

KIRKLAND’S, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-49885	62-1287151
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

805 NORTH PARKWAY
JACKSON, TENNESSEE 38305
(Address of principal executive offices)

(731) 668-2444
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.
Signatures

Item 12. Results of Operations and Financial Condition.

     On May 19, 2004, Kirkland’s, Inc. (the “Company”) issued a press release reporting sales and earnings results for the 13-week period ended May 1, 2004 (the “Press Release”). A copy of the Press Release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
Date: May 21, 2004	By:	/s/ Robert E. Alderson
Robert E. Alderson
President and Chief Executive Officer

ANNEX 1

News Release

Contact:	Rennie Faulkner
Executive Vice President & CFO
(731) 668-2444

KIRKLAND’S REPORTS FIRST QUARTER RESULTS

JACKSON, Tenn. (May 19, 2004) — Kirkland’s, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week period ended May 1, 2004.

     Net sales for the 13 weeks ended May 1, 2004, increased 12.5% to $82.6 million from $73.4 million for the 13 weeks ended May 3, 2003. Comparable store sales for the first quarter of fiscal 2004 increased 1.5%. The Company’s comparable store sales increased 5.1% for the first quarter of fiscal 2003.

     Net income for the first quarter of fiscal 2004 was $850,000, or $0.04 per diluted share, compared with net income of $1.1 million, or $0.06 per diluted share for the first quarter of fiscal 2003. The Company had previously issued earnings guidance for the first quarter of $0.04 to $0.05 per diluted share.

     Robert E. Alderson, Kirkland’s President and Chief Executive Officer, said, “For the first quarter, we were able to produce reasonable earnings even though comparable store sales were less than we had originally projected. Good expense control enabled us to offset the sales and gross margin pressures imposed by a retail environment that became more challenging as the quarter progressed. Several merchandise initiatives drove an increase in our average retail price for the quarter, but this positive trend was offset by lower transaction volumes compared with the prior year. We continued to make good progress toward the anticipated second quarter relocation to our new distribution center, and we believe the investments we are making to enhance our distribution and logistics efforts will produce long-term rewards.”

Second Quarter and Fiscal 2004 Outlook

     The Company issued guidance for the second quarter ending July 31, 2004, of a net loss of $0.03 to a net loss of $0.07 per diluted share, compared with earnings of $0.04 per diluted share in the prior-year period. Net sales are expected to be $85 million to $87 million, with a comparable store sales decrease of 2% to 4% compared with a decrease of 0.9% in the prior-year period. The Company’s earnings estimates for the second quarter reflect the impact of the previously disclosed incremental expenses of $0.03 per diluted share related to its new distribution center and the implementation of a wide-area network linking the Company’s stores and corporate headquarters.

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805 N. Parkway • Jackson, Tennessee 38305 • (731) 668-2444

KIRK Reports First Quarter Results

May 19, 2004

     Based on its second quarter guidance and current business outlook, the Company now expects to report earnings for fiscal 2004 in a range of $0.90 to $1.00 per diluted share and net sales of approximately $417 million to $427 million. Comparable store sales are estimated to be flat to up 3% when compared with the prior year. The Company’s fiscal 2004 estimate includes 50 to 55 new store openings and 10 to 15 store closings as well as the collective impact of transition costs relating to the Company’s new distribution center and the implementation of a wide-area network linking the Company’s stores and corporate headquarters. The Company estimates that the distribution center transition will be completed in the second quarter, while the wide-area network project will result in incremental expenses of $0.01 per diluted share in each of the third and fourth quarters of fiscal 2004.

     Mr. Alderson commented, “Since reporting our first quarter sales results on May 6, we have continued to see weak traffic in all regions of the country. Mother’s Day weekend, which is typically the busiest weekend of our first half, was significantly slower than we had expected, and business has remained soft over the last ten days. In light of this trend, which follows a general softening of our business in the latter part of the first quarter, we remain cautious on the near-term sales outlook. We have several events planned for the second quarter, including our Big Sale and the introduction of our proprietary credit card, that we hope will spark better sales and enable us to build momentum for the second half of the year. Driving traffic to our stores in this sluggish sales environment continues to be a priority for us, and we expect to be very responsive during the quarter with a number of initiatives to achieve that goal.

     “Another factor that will influence our results for the balance of the year is the timing of new store openings. We have recently experienced some delays in our new store leasing and construction activity that will push several store openings later than originally planned. Some of these delays have resulted from decisions we have made in the best interest of securing solid locations with attractive economics; in other cases, we have encountered landlord delivery delays that were not anticipated. The result will be more of a back-end weighting of our openings in the second and third quarters of the year than we would have preferred, but we are still on target to accomplish our stated goal of 50 to 55 new store openings for the year.”

Investor Conference Call and Web Simulcast

     Kirkland’s will conduct a conference call on May 20, 2004, at 10:00 a.m. EDT to discuss the first quarter earnings release and other Company developments, including the outlook for fiscal 2004. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until May 27, 2004, by dialing (719) 457-0820 and entering the passcode, 404867.

     Kirkland’s will also host a live broadcast of its conference call on May 20, 2004, 10:00 a.m. EDT online at the Company’s website, www.kirklands.com, as well as www.firstcallevents.com/service/ajwz406134401gf12.html. The webcast replay will follow shortly after the call and will continue until June 3, 2004.

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KIRK Reports First Quarter Results

May 19, 2004

     Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 278 stores in 35 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 15, 2004. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports First Quarter Results

May 19, 2004

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Weeks Ended

	May 1,	May 3,
	2004	2003

Net sales	$82,611	$73,437
Cost of sales	56,660	49,886

Gross profit	25,951	23,551
Operating expenses:
Other operating expenses	22,347	19,765
Depreciation and amortization	2,078	1,733
Non-cash stock compensation charge	67	67

Operating income	1,459	1,986
Interest expense:
Revolving line of credit	63	92
Amortization of debt issue costs	52	53
Interest income	(26)	(4)
Other expense (income), net	(35)	(36)

Income before income taxes	1,405	1,881
Income tax provision	555	743

Net income	$850	$1,138

Earnings per share:
Basic	$0.04	$0.06

Diluted	$0.04	$0.06

Shares used to calculate earnings per share:
Basic	19,181	18,926

Diluted	19,567	19,517

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KIRK Reports First Quarter Results

May 19, 2004

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	May 1, 2004	January 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$2,084	$17,423
Inventories	51,945	41,574
Other current assets	7,364	9,383

Total current assets	61,393	68,380
Property and equipment, net	36,854	33,087
Other long-term assets	1,610	1,662

Total Assets	$99,857	$103,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	—	—
Accounts payable	22,329	19,995
Other current liabilities	13,776	20,572

Total current liabilities	36,105	40,567
Other long-term liabilities	3,580	3,332

Total liabilities	39,685	43,899

Net shareholders’ equity	60,172	59,230

Total Liabilities and Shareholders’ Equity	$99,857	$103,129

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